UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2007
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340 Toronto, Ontario, Canada	M5J 1A7

4211 W. Boy Scout Boulevard, Suite 290 Tampa, Florida, United States	33607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 203-3989
(813) 313-1800

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 17, 2007, Cott Corporation (“the Company”) entered into a Third Amendment to its senior secured credit facilities that provide for financing in the United States, Canada, the United Kingdom, and Mexico (the “Credit Facilities”). The Credit Facilities allow for revolving credit borrowings in a principal amount of up to $225,000,000 under two separate facilities: (1) a $220,000,000 multicurrency facility made by certain lenders to the Company and its indirect wholly-owned subsidiaries, and (2) a $5,000,000 Mexican facility being made by a certain lender to the Company’s indirect 90% owned subsidiary Cott Embottelladores de Mexico, S.A. de C.V. Wachovia Bank, National Association acts as administrative agent and securities trustee for the lenders under the Credit Facilities. The Third Amendment, effective June 29, 2007, adjusts the maximum total leverage ratio that is required to be maintained under the Credit Facilities for the period from April 1, 2007 through and including September 30, 2007 from 3.00 to 1.00 to 4.00 to 1.00. A conforming change was made to align the covenants in the Receivables Purchase Agreement originally entered into as of April 1, 2005 among the Company, Cott USA Receivables Corporation, Cott Beverages Inc., Park Avenue Receivables Company, LLC and JPMorgan Chase Bank, N.A.
Item 2.02. Results of Operations and Financial Condition.
     On July 19, 2007, Cott Corporation (the “Company”) issued a press release reporting the Company’s financial results for the three month period ended June 30, 2007. This press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
          99.1 Press release dated July 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: July 19, 2007	By:	/s/ Juan Figuereo
Juan Figuereo
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press release dated July 19, 2007.